EXHIBIT 5A

CONSENT OF INDEPENDENT ENGINEERS

We refer to our report of January 29, 2004, Evaluation of the Canadian Oil and Gas Reserves of TransGlobe Energy Corporation (the “Company”) as of December 31, 2003 (the “Report”).

We hereby consent to references to our name in the Company’s Annual Report on Form 40-F to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We also confirm that we have read the Company’s Annual Information Form for the year ended December 31, 2003 dated May 14, 2004 and that we have no reason to believe that there are any misrepresentations in the information contained in it that was derived from the Report or that is within our knowledge as a result of the services we performed in connection with such Report.

Sincerely,

DeGolyer and MacNaughton Canada Limited
(formerly Outtrim Szabo Associates Ltd.)

s/s Colin Outtrim

Name    Colin P. Outtrim
Title:     Senior Vice President

Calgary, Alberta, Canada
May 14, 2004

EXHIBIT 5B

CONSENT OF INDEPENDENT ENGINEERS

We refer to our reports of January 20, 2004, Interests of TransGlobe Energy Corporation (the “Company”) in An Nagyah Field, Damis Block S-1, Yemen and the Evaluation of the Interests of TransGlobe Energy Corporation Tasour Field, Howarime Block 32, Yemen as of December 31, 2003 (the “Report”).

We hereby consent to references to our name in the Company’s Annual Report on Form 40-F to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We also confirm that we have read the Company’s Annual Information Form for the year ended December 31, 2003 dated May 14, 2004 and that we have no reason to believe that there are any misrepresentations in the information contained in it that was derived from the Report or that is within our knowledge as a result of the services we performed in connection with such Report.

Sincerely,

Fekete Associates Inc.

s/s Gary D. Metcalfe
Name:   Gary D. Metcalfe
Title:     Vice President, Evaluations

Calgary, Alberta, Canada
May 14, 2004